Exhibit 1.3

(Translation)

REGULATIONS OF THE BOARD OF DIRECTORS

(Amended as of March 17, 2005)

KONAMI CORPORATION

(Translation)

REGULATIONS OF THE BOARD OF DIRECTORS

OF

KONAMI CORPORATION (the “Company”)

CHAPTER I

GENERAL PROVISIONS

Article 1.    (Purpose)

The matters concerning the Board of Directors of the Company shall, unless otherwise provided by laws or regulations or in the Articles of Incorporation, be governed by the provisions of these regulations of the Board of Directors (these “Regulations”).

Article 2.    (Composition and Authority)

1.	The Board of Directors shall consist of all the Directors, and determine material business management of the Company.

2.	The Corporate Auditors shall attend the meetings of the Board of Directors, and if necessary, must express opinions thereat.

Article 3.	(Attendance of Those Other than Directors or Corporate Auditors at Meetings of the Board of Directors)

When it is deemed necessary in the opinion of the Chairperson, the Board of Directors may let those other than the Directors or the Corporate Auditors attend the meetings of the Board of Directors and seek their opinions or explanations at such meetings.

Article 4.    (Holding of Meetings)

1.	The meetings of the Board of Directors shall be convened once a month; provided, however, that such meeting may be adjourned with a prior notice.

2.	In addition to the preceding paragraph, the meetings of the Board of Directors may be convened from time to time whenever necessary.

Article 5.    (Place)

The meetings of the Board of Directors shall be held at the head office of the Company; provided, however, the meetings may be held at other places or through television conference system whenever necessary.

CHAPTER II

CONVOCATION

Article 6.    (Convocation of Meetings)

The meetings of the Board of Directors shall be convened by the Chairman or the President of the Company. In case both the Chairman and the President are unable to act in this capacity, one of the other Directors shall act in his/her place pursuant to the order previously determined by the Board of Directors.

Article 7.    (Convocation Procedures)

1.	Notice of the convocation of the meetings of the Board of Directors shall be dispatched to each Director and Corporate Auditor by three (3) days prior to the date of such meetings; provided, however, that such period may be shortened in case of an emergency.

2.	Notice of the convocation of the meetings of the Board of Directors shall be made in a written form with the descriptions of date and place of the meeting to be held and purposes of such meeting. When the attendance to the meeting through television conference system is admitted, such notice of convocation of the meeting shall have the description of the fact that such attendance is possible, and the place where a Director and a Corporate Auditor may attend the meeting by using the television conference system.

3.	Notices set forth in the preceding paragraph may be omitted and oral notices may be made, and notices of the purposes of the meeting may be omitted in case of an emergency.

CHAPTER III

PROCEEDINGS

Article 8.    (Chairperson)

The Chairman or the President of the Company shall act as the Chairperson of the Board of Directors. In case both the Chairman and the President are unable to act in this capacity, one of the other Directors shall act in his/her place pursuant to the order previously determined by the Board of Directors.

Article 9.    (Matters to Be Discussed)

The matters to be discussed at the meetings of the Board of Directors shall be as listed in the attachment.

Article 10.    (Post Facto Approval)

1.	When a certain subject cannot be discussed at the meetings of the Board of Directors due to an emergency or other unavoidable reasons, the Representative Director may, notwithstanding the preceding Article, deal with the subject.

2.	In case of the preceding paragraph, the Representative Director shall, without delay, submit the relevant fact to the meeting of the Board of Directors and obtain the approval thereof.

Article 11.    (Resolutions)

1.	A resolution of the Board of Directors shall be adopted by the majority of the Directors present at the meeting at which the majority of the Directors are present.

2.	A director who has a special interest with regard to any matter to be resolved at the meetings of the Board of Directors shall not be entitled to participate in voting on such matter. In this case the relevant Director shall not be counted in the number of present/absent Directors.

Article 12.    (Minutes)

The substance and results of the proceedings of the meetings of the Board of Directors shall be recorded in the minutes, which shall bear the names and seal impressions of the Directors and the Corporate Auditors present.

SUPPLEMENTARY PROVISIONS

Article 1.    (Enforcement Date)

These Regulations shall be enforced as of December 1, 1983.

Article 2.    (Amendment and Abolishment)

These Regulations shall be amended and/or abolished by the resolution of the Board of Directors.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of May 30, 1984.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of November 18, 1986.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of October 21, 1999.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of August 23, 2001.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of November 28, 2002.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of March 20, 2003.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of March 17, 2005.

(Attachment)

MATTERS TO BE DISCUSSED AT THE BOARD OF DIRECTORS

(1)    Matters regarding Shareholders Meeting

•	Determination of convocation of a general meeting of shareholders and matters to be discussed at the meeting.

(2)    Matters regarding Directors

•	Election and removal of the Representative Directors, and determination of joint Representative Directors;

•	Election and removal of Directors with specific titles and Corporate Officers with specific titles;

•	Approval of transactions between the Director and the Company; and

•	Approval of competitive transactions by the Director.

(3)    Matters regarding Settlement

•	Approval of financial statements and the supplementary statements; and

•	Payment of interim dividend.

(4)    Matters regarding Shares

•	Issuance of new shares;

•	Issuance of stock acquisition rights;

•	Cancellation of stock acquisition rights;

•	Issuance of bonds and bonds with stock acquisition rights;

•	Capitalization of legal reserves;

•	Stock split and amendment to the Articles of Incorporation in connection with the increase of the total number of shares issued by the Company therewith.

•	Appointment and removal of a transfer agent; and

•	Disposal and cancellation of treasury stock.

(5)    Matters regarding Organization and Personal Affairs

•	Establishment, transfer or abolition of branch offices;

•	Appointment and removal of managers;

•	Establishment, transfer or abolition of headquarters and material organizations;

•	Establishment, merger and dissolution of subsidiaries or affiliate companies; and

•	Election and removal of Corporate Officers and Division Managers.

(6)    Matters regarding Material Business Management

•	Disposal and acquisition of material assets (¥3,000 million or more per transaction);

•	Borrowings and guaranties in a substantial amount (¥3,000 million or more per transaction); and

•	Acquisition or loss of, lease or rent of, guaranty on, or creation of security interests in material assets (¥3,000 million or more per transaction).

- In principle, the group finance (loan) among the Company and its group companies is not subject to discussion at the board of directors.

(7)    Other Material Matters

•	Approval of material matters of subsidiaries;

•	Filing of material law suits (more than ¥3,000 million of effect);

•	Establishment of, amendment to and abolition of the Regulations of the Board of Directors, the Share Handling Regulations or other material rules and regulations; and

•	Matters that are material in the opinion of the Board of Directors other than each of the preceding items above.

(as of March 17, 2005)